UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2007

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA 98101-1693
(Address of principal executive offices, including zip code)

(800) 973.6223
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).  Departure of Directors or Certain Officers; Election of Directors; Election of Certain Officers; Compensatory Arrangements of Certain Officers

On October 26, 2007, the Board of Directors ("Board") of the Federal Home Loan Bank of Seattle ("Seattle Bank") reviewed the results of the recent Election of Directors by members and declared that the following directors have been elected to the Board:

(1) Mike Daly, Chairman, President and CEO, Wheatland Bankshares, Inc., Wheatland, Wyoming ran unopposed and won re-election by default to the Board for the three-year term commencing January 1, 2008 and ending December 31, 2010.

(2) William A. Longbrake, Vice Chair, Washington Mutual, Inc. and Director of its subsidiary Washington Mutual Bank, fsb, has been duly re-elected to serve a three-year term on the Board beginning January 1, 2008 and ending December 31, 2010.

(3) Park Price, President and a Director, Bank of Idaho, Idaho Falls, Idaho ran unopposed and won re-election by default to the Board for the three-year term commencing January 1, 2008 and ending December 31, 2010.

The Election of Directors took place in accordance with the terms of the Federal Home Loan Bank Act and the Finance Board Regulations.

Currently, Director Longbrake serves on the Seattle Bank's Executive Committee and its Governance, Budget and Compensation Committee; Director Daly serves as Chairman of the Board and serves on the Executive Committee and the Governance, Budget and Compensation Committee; and Director Price serves on the Financial Operations and Affordable Housing Committee. As a general practice, the Board appoints directors to its committees in January each year.

The Seattle Bank is a cooperative, and most of the Seattle Bank's business is conducted with its members. In the normal course of business, the Seattle Bank extends credit to and transacts other business with members whose officers or directors may serve as directors of the Seattle Bank. It is the Bank's policy to extend credit to and transact other business with members having directors or officers serving on the Seattle Bank's Board on terms and conditions that are no more favorable than the terms of comparable transactions with similarly situated members having no Board representation.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of a press release dated October 30, 2007 regarding the director election. The information contained in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated October 30, 2007 issued by the Federal Home Loan Bank of Seattle.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Federal Home Loan Bank of Seattle

Date: October 30, 2007	By: /s/ Richard M. Riccobono
Richard M. Riccobono President and Chief Executive Officer

Exhibit Index

Exhibit No. Description
    Press release dated October 30, 2007, issued by the Federal Home Loan Bank of Seattle.